Exhibit 3.856

D-	Articles of Incorporation
     We, the undersigned, incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.
     FIRST: The Name of the Corporation is RESOURCE RECOVERY, INC.

SECOND: The location of its registered office in Kansas is	815

(Number)

Union	Coffeyville	Montgomery	67337

(Street)	(City)	(County)	(Zip Code)
and the resident agent in charge thereof at such address is Joe L. Levy
     THIRD: This Corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is: To have and to exercise all the powers now or hereafter conferred by the laws of the State of Kansas upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.
     FOURTH: The total number of shares of this corporation is as follows: (Describe fully the class or classes of stock and the value of each.)

100,000	shares of	common	stock, class	par value of	$1.00	dollars each

	shares of		stock, class	par value of		dollars each

	shares of		stock, class	without nominal or par value

	shares of		stock, class	without nominal or par value
     Statement of all or any of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect to any class No stock of this corporation shall be transferred to a non stockholder until after it has been offered by the selling stockholder to this corporation and its stockholders for acquisition.
     Statement of Grant of Authority, as may be desired to be given to the Board of Directors, if given.

     FIFTH: The Name and Mailing Address of each INCORPORATOR is as follows:

GRADY KELLEY	Route 1, Box 170	Coffeyville, KS 67337

     SIXTH: The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     SEVENTH: The Term for which this Corporation is to exist is perpetuals
     In Testimony Whereof, We have hereunto subscribed our names this 17 day of January , A. D. 1980

/s/ Grady Kelley

GRADY KELLEY

	STATE OF KANSAS,		}
ss.
COUNTY OF	MONTGOMERY	,
     Personally appeared before me, a Notary Public in and for Montgomery County, Kansas, the above-named GRADY KELLEY who are personally known to me to be the same persons who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

In Testimony Whereof, I have hereunto subscribed my name and affixed my official seal, this 17th day of January, A. D. 1980

[ Seal]	/s/ [Illegible]

Notary Public.
     My appointment or commission expires [Illegible] 1981
Submit to this office in duplicate.
A fee of $50.00 must accompany this form.